HELP AT HOME, INC.

                        Schedule of Subsidiaries

                              Exhibit 21.1


Parent:
          Help at Home, Inc. (a Delaware Corporation)
          223 West Jackson Blvd., Suite 500
          Chicago, IL 60606

Subsidiaries:

     1)   Help at Home, Inc. (an Illinois Corporation)
          223 West Jackson Blvd., Suite 510
          Chicago, IL 60606

          Subsidiaries of Help at Home, Inc.:

          1) Lakeside Home Health Agency, Inc. (a Missouri Corporation) 300 South Biltmore
             Fenton, MO 63026

          2) Lakeside Home Health Agency, Inc. (an Illinois Corporation) 223 West Jackson Blvd., Suite 510
             Chicago, IL 60606

     2)   Rosewood Home Health, Inc.  (an Illinois Corporation)
          621 South Bellwood
          East Alton, IL 62024

     3)   Homemakers of Montgomery, Inc. (an Alabama Corporation)
          229 Interstate Park Drive
          Montgomery, AL 36109

     4) HASC Staffing Services, Inc. (a Mississippi Corporation) 3828 Interstate 55 North
          Jackson, MS 39211

     5) Statewide Healthcare Services, Inc. (a Mississippi Corp.) 3828 Interstate 55 North
          Jackson, MS 39211
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